UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 24, 2005

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On October 24, 2005, the Company issued an earnings release announcing its financial results for the quarter ended September 30, 2005.  A copy of the earnings release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 5.05 – Amendment to the Registrant’s Code of Ethics

On October 20, 2005, Company management amended its Code of Business Conduct and Ethics (the “Code”) to elaborate on its policies and procedures concerning compliance with antitrust laws and to add formal policies and procedures with respect to compliance with contract requirements.  This Code applies to all of the Company’s employees, including its principal executive officer, principal financial officer, controller and persons performing similar functions.  The Code, as amended, has been filed as Exhibit 14.1 hereto.

Item 9.01  – Financial Statements and Exhibits

(c)           Exhibits

The following exhibit is filed herewith:

14.1         Code of Business Conduct and Ethics, as amended as of October 20, 2005.

The following exhibit is furnished herewith:

99.1         Earnings Release of Great Lakes Dredge & Dock Corporation dated October 24, 2005, announcing third quarter 2005 earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	October 24, 2005	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

14.1	Code of Business Conduct and Ethics, as amended as of October 20, 2005.

99.1	Earnings Release of Great Lakes Dredge & Dock Corporation dated October 24, 2005, announcing third quarter 2005 earnings.